                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549


                                    FORM 8-K
                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

       DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED) OCTOBER 22, 1998


                          Orbital Sciences Corporation
--------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)


      Delaware                          0-18287                           06-1209561
---------------------------------------------------------------------------------------------
(State or other                 (Commission File Number)                 (IRS Employer
jurisdiction of                                                         Identification No.)
incorporation)


21700 Atlantic Boulevard, Dulles, Virginia                                     20166
---------------------------------------------------------------------------------------------
(Address of principal executive offices)                                     (Zip Code)

Registrant's telephone number, including area code:  (703) 406-5000
                                                     --------------

                                 Not Applicable
--------------------------------------------------------------------------------
         (Former name or former address, if changed since last report)

Item 5.        Other Events

                 The Board of Directors of Orbital Sciences Corporation (the "Company") declared a dividend distribution of one right ("Right") for each outstanding share of common stock (the "Common Stock") of the Company. The distribution is payable to stockholders of record on November 13, 1998. Each Right, when exercisable, entitles the registered holder to purchase from the Company one-one thousandth of a share of Series B Junior Participating Preferred Stock ("Preferred Stock") at a price of $210 per one-one thousandth share (the "Purchase Price"), subject to adjustment. The description and terms of the Rights are set forth in a Rights Agreement (the "Rights Agreement") between the Company and BankBoston, N.A., as Rights Agent (the "Rights Agent").

                 Initially, the Rights will be attached to all certificates representing shares of Common Stock then outstanding, and no separate certificates evidencing the Rights will be distributed. The Rights will separate from the Common Stock and a distribution of Rights Certificates (as defined below) will occur upon the earlier to occur of (i) 10 days following a public announcement that a person or group of affiliated or associated persons (an "Acquiring Person") has acquired, or obtained the right to acquire, beneficial ownership of 15% or more of the outstanding shares of Common Stock (the "Stock Acquisition Date") or (ii) 10 business days (or such later date as the Directors may determine) following the commencement of a tender offer or exchange offer the consummation of which would result in the beneficial ownership by a person of 15% or more of the outstanding shares of Common Stock (the earlier of such dates being called the "Distribution Date").

                 Until the Distribution Date, (i) the Rights will be evidenced by the Common Stock certificates, and will be transferred with and only with the Common Stock certificates, (ii) new Common Stock certificates issued after November 13, 1998, upon transfer or new issuance of the Common Stock will contain a notation incorporating the Rights Agreement by reference, and (iii) the surrender for transfer of any certificates for Common Stock outstanding will also constitute the transfer of the Rights associated with the Common Stock represented by such certificate.

                 The Rights are not exercisable until the Distribution Date and will expire at the close of business on October 31, 2008, unless earlier redeemed or exchanged by the Company as described below. The Rights will not be exercisable by a holder in any jurisdiction where the requisite qualification to the issuance to such holder, or the exercise by such holder, of the Rights has not been obtained or is not obtainable.

                 As soon as practicable following the Distribution Date, separate certificates evidencing the Rights ("Rights Certificates") will be mailed to holders of record of the Common Stock as of the close of business on the Distribution Date and, thereafter, the separate Rights Certificates alone will evidence the Rights. Except as otherwise determined by the Board of Directors, only shares of Common Stock issued prior to the Distribution Date will be issued with Rights.

                 In the event that a Person becomes the beneficial owner of 15% or more of the then outstanding shares of Common Stock, each holder of a Right will, after the end of a redemption period referred to below, have the right to exercise the Right by purchasing, for an amount equal to the Purchase Price, Common Stock (or, in certain circumstances, cash, property or other securities of the Company) having a value equal to two times such amount. Notwithstanding any of the foregoing, following the occurrence of the events set forth in this paragraph, all Rights that are, or (under certain circumstances specified in the Rights Agreement) were, beneficially owned by any Acquiring Person will be null and void. However, Rights are not exercisable following the occurrence of the events set forth above until such time as the Rights are no longer redeemable by the Company as set forth below.

                 For example, at a Purchase Price of $210 per Right, each Right not owned by an Acquiring Person (or by certain related parties) following an event set forth in the preceding paragraph would entitle its holder to purchase $420 worth of Common Stock (or other consideration, as noted above) for $210. Assuming that the Common Stock had a per share value of $30 at such time, the holder of each valid Right would be entitled to purchase fourteen shares of Common Stock for $210.

                 In the event that, at any time following the Stock Acquisition Date, (i) the Company is acquired in a merger or other business combination transaction in which the Company is not the surviving corporation, or (ii) 50% or more of the Company's assets or earning power is sold or transferred, each holder of a Right (except Rights which previously have been voided as set forth above) shall, after the expiration of the redemption period referred to below, have the right to receive, upon exercise, common stock of the acquiring company having a value equal to two times the Purchase Price of the Right (e.g., common stock of the acquiring company having a value of $420 for the $210 Purchase Price).

                 At any time after a person or group of affiliated or associated persons becomes an Acquiring Person, the Board of Directors of the Company may exchange the Rights (other than Rights owned by such person or group which have become void), in whole or in part, at an exchange ratio of one share of Common Stock per Right (subject to adjustment).

                 The Purchase Price payable, and the number of one-one thousandths of a share of Preferred Stock or other securities or property issuable, upon exercise of the Rights are subject to adjustment from time to time to prevent dilution under certain circumstances.

                 With certain exceptions, no adjustment in the Purchase Price will be required until cumulative adjustments require an adjustment of at least 1% in such Purchase Price. No fractional shares will be issued (other than fractions which are integral multiples of one-one thousandth of a share of Preferred Stock) and in lieu thereof, an adjustment in cash will be made based on the market price of the Preferred Stock on the last trading date prior to the date of exercise.

                 In general, the Board of Directors of the Company, may cause the Company to redeem the Rights in whole, but not in part, at any time during the period commencing on October 22, 1998, and ending on the tenth day following the Stock Acquisition Date, as such period may be extended or shortened by the Board of Directors (the "Redemption Period") at a price of $0.005 per Right (payable in cash, Common Stock or other consideration deemed appropriate by the Board of Directors). Under certain circumstances set forth in the Rights Agreement, the decision to redeem the Rights will require the concurrence of the two-thirds of Directors. After the Redemption Period has expired, the Company's right of redemption may be reinstated if an Acquiring Person reduces his beneficial ownership to 10% or less of the outstanding shares of Common Stock in a transaction or series of transactions not involving the Company and there are no other Acquiring Persons. Immediately upon the action of the Board of Directors of the Company ordering redemption of the Rights, the Rights will terminate and the only right of the holders of Rights will be to receive the $0.005 redemption price.

                 Until a Right is exercised, the holder thereof, as such, will have no rights as a stockholder of the Company, including, without limitation, the right to vote or to receive dividends. While the distribution of the Rights will not be subject to federal taxation to stockholders or to the Company, stockholders may, depending upon the circumstances, recognize taxable income in the event that the Rights become exercisable for Common Stock (or other consideration) of the Company or for common stock of the acquiring company as set forth above.

                 Other than those provisions relating to the principal economic terms of the Rights (other than an increase in the Purchase Price), any of the provisions of the Rights Agreement may be amended by the Board of Directors of the Company prior to the Distribution Date. After the Distribution Date, the provisions of the Rights Agreement may be amended by the Board in order to cure any ambiguity, defect or inconsistency or to make changes which do not adversely affect the interests of holders of Rights (excluding the interests of any Acquiring Person), or to shorten or lengthen any time period under the Rights Agreement; provided however, no amendment to adjust the time period governing redemption may be made at such time as the Rights are not redeemable.

                 As of October 16, 1998, there were 80,000,000 authorized shares of Common Stock, of which 36,735,939 shares were issued and outstanding and 15,735 shares were held in the Company's treasury. Each share outstanding on

November 13, 1998 will receive one Right. A total of 80,000 shares of Preferred Stock are reserved for issuance upon exercise of the Rights.

                 The Rights have certain anti-takeover effects. The Rights will cause substantial dilution to a person or group that attempts to acquire the Company in a manner or on terms not approved by the Board of Directors. The Rights, however, should not deter any prospective offeror willing to negotiate in good faith with the Board of Directors. Nor should the Rights interfere with any merger or other business combination approved by the Board of Directors.

                 The Rights Agreement between the Company and the Rights Agent specifying the terms of the Rights is attached hereto as Exhibit 99.1 and is incorporated herein by reference. In addition, (i) the Orbital Sciences Corporation Certificate of Designation, Preferences and Rights of Series B Junior Participating Preferred Stock (Exhibit A to the Rights Agreement); (ii) a Summary of Rights to Purchase Series B Junior Participating Preferred Stock (Exhibit B to the Rights Agreement); (iii) the form of Rights Certificate (Exhibit C to the Rights Agreement); and (iv) the press release announcing the declaration of the Rights dividend are attached hereto as Exhibits 99.2, 99.3,
99.4 and 99.5, respectively, and are incorporated herein by reference. The foregoing description of the Rights does not purport to be complete and is qualified in its entirety by reference to Exhibits 99.1 through 99.4 hereto.

Item 7.        Financial Statements, Pro Forma Financial Information and
               Exhibits.

               99.1.   Rights Agreement dated as of October 22, 1998 between the
                       Company and BankBoston, N.A., as Rights Agent.
                       (incorporated by reference to Exhibit 1 to the Company's
                       Report on Form 8-A)

               99.2.   Certificate of Designation, Preferences and Rights of Series B
                       Junior Participating Preferred Stock. (incorporated by
                       reference to Exhibit 2 to the Company's Report on Form 8-A)

               99.3.   Summary of Rights to Purchase Series B Junior Participating
                       Preferred Stock.

               99.4.   Form of Rights Certificate.  (incorporated by reference to
                       Exhibit 3 to the Company's Report on Form 8-A)

               99.5.   Press Release, dated October 30, 1998.

                                  SIGNATURES



               Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.


                             ORBITAL SCIENCES CORPORATION






Date:  October 30, 1998      By:           /s/ Jeffrey V. Pirone
                                   ---------------------------------------------
                                     Name:      Jeffrey V. Pirone
                                     Title:     Executive Vice President
                                                and Chief Financial Officer

                                 EXHIBIT INDEX



Exhibit No.             Description
-----------             -----------
    99.1               Rights Agreement dated as of October 22, 1998 between the
                       Company and BankBoston, N.A., as Rights Agent. (incorporated by reference to Exhibit 1 to the Company's Report on Form 8-A)

    99.2               Certificate of Designation, Preferences and Rights of Series B
                       Junior Participating Preferrec Stock. (incorporated by reference to Exhibit 2 to the Company's Report on Form 8-A)

    99.3               Summary of Rights to Purchase Series B Junior Participating
                       Preferred Stock.

    99.4               Form of Rights Certificate. (incorporated by reference to
                       Exhibit 3 to the Company's Report on Form 8-A)

    99.5               Press Release, dated October 30, 1998.